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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


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                                    FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) January 14, 1997
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                       BIOJECT MEDICAL TECHNOLOGIES INC.
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               (Exact Name of Registrant as Specified in Charter)


                                     Oregon
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                 (State or Other Jurisdiction of Incorporation)



                 0-15360                              93-1099680
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         (Commission File Number)         (IRS Employer Identification No.)


       7620 SW Bridgeport Road
          Portland, Oregon                                            97224
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(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code  (503) 639-7221
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                                     N/A
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         (Former Name or Former Address, if Changed Since Last Report)





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Item 5.  Other events.

In December 1996, the Company completed a private placement of common stock and warrants. Net proceeds received totalled $2.163 million in exchange for approximately 3.4 million shares of the Company's common stock and five year warrants to purchase approximately 3.4 million shares of common stock at $1.00 per share. Preferred Technology, Inc. acted as agent in connection with a portion of the Placement and, in connection therewith, received a placement fee of $107,640 and a warrant to acquire 156,000 shares of common stock at an exercise price of $0.828125 per share. Veber Partners acted as an agent in connection with a portion of the Placement and, in connection therewith, received a fee of $34,860. As a result of this transaction, the Company was again in compliance with NASDAQ net tangible assets listing requirements.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          BIOJECT MEDICAL TECHNOLOGIES INC.



Date:    January 22, 1998                   By /s/ Peggy J. Miller
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                                            Peggy J. Miller
                                            Vice President, Chief Financial
                                            Officer, Secretary/Treasurer